EXHIBIT 99.1

O'Reilly Automotive, Inc. Announces Dates for the Fourth Quarter and Full Year 2009 Earnings Release and Conference Call

        -- Earnings Release Date - Wednesday, February 17, 2010
                      after 5:30 pm Central Time
         -- Conference Call Date - Thursday, February 18, 2010
                       at 10:00 am Central Time

SPRINGFIELD, Mo., Jan. 6, 2010 (GLOBE NEWSWIRE) -- O'Reilly Automotive, Inc. (the "Company") (Nasdaq:ORLY) announces the release date for its fourth quarter and full year 2009 earnings as Wednesday, February 17, 2010, with a conference call to follow on Thursday, February 18, 2010.

The Company's fourth quarter and full year 2009 earnings will be released after 5:30 p.m. central time on Wednesday, February 17, 2010, and can be viewed, at that time, on the Company's website at www.oreillyauto.com by clicking on "Investor Relations" and then "News Room."

Investors are invited to listen to the Company's conference call discussing the financial results for the fourth quarter and full year of 2009, on Thursday, February 18, 2010, at 10:00 a.m. central time, via webcast on the Company's website at www.oreillyauto.com by clicking on "Investor Relations" and then "News Room." A replay of the call will also be available on the Company's website following the conference call. Interested analysts are invited to join the call. The dial-in number for the call is (706) 679-5789 and the conference call ID number is 46510018.

O'Reilly Automotive, Inc. is one of the largest specialty retailers of automotive aftermarket parts, tools, supplies, equipment and accessories in the United States, serving both the do-it-yourself and professional installer markets. Founded in 1957 by the O'Reilly family, the Company operated 3,415 stores in 38 states as of September 30, 2009.

The O'Reilly Automotive, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=5430

CONTACT:  O'Reilly Automotive, Inc.
          Investor & Media
          Mark Merz
            (417) 829-5878
          Ashley Clark
            (417) 874-7249